3GC LTD.
                          6265 SOUTH STEVENSON WAY
                           LAS VEGAS, NEVADA 89120


                           LETTER OF INVESTMENT INTENT


Re: 3GC Ltd. Private Investment into Millennium Plastics Corporation

Gentlemen:

3GC Ltd. hereby commits and represents its purchase of 800,000 shares of the common stock of Millennium Plastics Corporation, a Nevada Corporation, at a price of $1.25 per share for a total investment of $1,000,000. A check or other form of payment payable to "Millennium Plastics Corporation" in the amount of $50,000 is also delivered herewith. The additional $950,000 is anticipated to be delivered within the following 60 days from the execution of this agreement. 3GC Ltd. will use its best efforts to complete the entire investment intent within the timeframe set forth above but retains the right to cease the investment at any amount it deems appropriate and at which time a letter will be issued to the company stating such. The company, upon receipt of the letter, will issue the appropriate amount of stock reflecting the aggregate investment.

By signing below the Company and Investor hereby agree to the conditions called for herein.


MILLENNIUM PLASTICS CORP.               3GC LTD.


By: /s/ Paul Branagan Date: 11/22/00 By: /s/ Bradley Greico Date: 11/22/00
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Title: President                        Title: President
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